Exhibit 24

PPL CORPORATION

POWER OF ATTORNEY

The undersigned directors of PPL Corporation, a Pennsylvania corporation, hereby appoint Vincent Sorgi, Wendy E. Stark, Jeffrey R. Jankowski and W. Eric Marr, and each of them, as their true and lawful attorneys-in-fact, with power to act without the other and with full power of substitution and resubstitution:

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to execute for the undersigned directors and in their names to file with the Securities and Exchange Commission, Washington, D.C., under provisions of the Securities Act of 1933, as amended, a registration statement or registration statements for the registration under provisions of the Securities Act of 1933, as amended, and any other rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, of additional shares of Common Stock of PPL Corporation previously authorized but not yet registered, in connection with issuances to be made under PPL Corporation’s Directors Deferred Compensation Plan (the DDCP registration statement) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter any such registration statement or registration statements, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments in connection therewith.

The undersigned hereby grant to said attorneys-in-fact and each of them full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all capabilities, any act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of said attorneys-in-fact and each of them.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 16th day of February, 2024.

Signature	Title

/s/ Arthur P. Beattie	Director
Arthur P. Beattie

/s/ Venkata Rajamannar Madabhushi	Director
Venkata Rajamannar Madabhushi

/s/ Heather B. Redman	Director
Heather B. Redman

/s/ Craig A. Rogerson	Director
Craig A. Rogerson

/s/ Vincent Sorgi	Director
Vincent Sorgi

/s/ Linda G. Sullivan	Director
Linda G. Sullivan

/s/ Natica von Althann	Director
Natica von Althann

/s/ Keith H. Williamson	Director
Keith H. Williamson

/s/ Phoebe A. Wood	Director
Phoebe A. Wood

/s/ Armando Zagalo de Lima	Director
Armando Zagalo de Lima